                                                   Certain portions of this
                                                   exhibit have been
                                                   omitted based upon
                                                   a request for confidential
                                                   treatment. Omitted portions
                                                   have been separately filed
                                                   with the Securities and
                                                   Exchange Commission.


                      RESEARCH AND LICENSE AGREEMENT

       This Agreement dated 23rd day of December, 1994 is between The Johns Hopkins University, a corporation of the State of Maryland, having a principal place of business at 720 Rutland Avenue, Baltimore, Maryland 21205 (hereinafter referred to as "JHU" and Gryphon Pharmaceuticals, Inc., a Delaware corporation (hereinafter the "Company") having an initial address at 1629 Thames Street, Suite 400, Baltimore, MD 21231.

                            WITNESSETH:

       WHEREAS, as a center for research and education, JHU is interested in licensing PATENT RIGHTS (hereinafter defined) in a manner that will benefit the public by facilitating the distribution of useful products and the utilization of new methods, but is without capacity to commercially develop, manufacture and distribute any such products or methods; and

       WHEREAS, Company desires to commercially develop, manufacture, use and distribute such products and processes covered by PATENT RIGHTS throughout the world;

                     ARTICLE 1 - DEFINITIONS

       1.1 "AFFILIATED COMPANY" or "AFFILIATED COMPANIES" shall mean any corporation, company, partnership, joint venture or other entity which controls, is controlled by or is under common control with the Company. For purposes of this Paragraph 1.1, control shall mean the direct or indirect ownership of at least fifty percent (50 %). In addition, for purposes of this Agreement, Company and Osiris Therapeutics, Inc. ("OSIRIS") are not AFFILIATED COMPANIES.

       1.2 The term "AGREEMENT YEAR" shall mean the twelve month period beginning on the EFFECTIVE DATE, and each subsequent twelve (12) month period thereafter.

       1.3 The term "BACKGROUND MATERIALS" shall mean the following biological materials currently existing in the JHU laboratories of PRINCIPAL
INVESTIGATORS: (i) CD34+ cell fractions and (ii) cDNA and other libraries derived from CD34+ mRNA.

       1.4 The term "PATENT RIGHT(s)" shall mean (i) any patent application or patent or equivalent thereof, anywhere in the world including, but not limited to any division, continuation, or continuation-in-part re-examination, reissue or extension issuing thereon, which is owned by JHU and it contains one or more claims to any RESEARCH TECHNOLOGY and/or BACKGROUND MATERIALS, and (ii) the patents and patent applications tabulated in Exhibit B.

       1.5 "EFFECTIVE DATE" of this License Agreement shall mean the date the last party hereto has executed this Agreement.

       1.6 "EXCLUSIVE LICENSE" shall mean a grant by JHU to Company of its entire right and interest in the PATENT RIGHTS, subject to rights retained by the United States government in accordance with P.L. 96-517, as amended by P.L. 98-620, and subject to the retained right of JHU to make, have made, provide and use LICENSED PRODUCT(S) and LICENSED SERVICES, for its and The Johns Hopkins Health Systems' non-profit, noncommercial research purposes or with LICENSED PRODUCT obtained from LICENSEE for the treatment or diagnosis of patients by JHU or the Johns Hopkins Health System and in such case Company will exert reasonable efforts to make such LICENSED PRODUCT available to JHU or in the alternative JHU may produce same if not available from the Company.

       1.7 The term "FIELD OF RESEARCH" shall mean the isolation, purification and identification of novel hematopoietic and/or mesenchymal stem/progenitor cell populations, their genes and gene products and other materials, reagents and biologics (such as, for example, growth factor receptors, protein kinases and other signal transduction molecules) involved in the self renewal, proliferation, inhibition or differentiation of hematopoietic and/or mesenchymal stem/progenitor cells.

       1.8 "FOUNDING SCIENTISTS" shall mean, collectively, Drs. Curt l. Civin and Donald Small.

       1.9 The term "INVESTIGATOR" shall mean PRINCIPAL INVESTIGATORS, JHU faculty members, graduate students, undergraduate students, fellows or employees of JHU who shall work under the direction of PRINCIPAL INVESTIGATORS on the research funded in whole or part by the Company pursuant to this Agreement.

       1.10 The term "LICENSED PRODUCT" shall mean any article, composition, apparatus, substance, chemical, material, method, process or service the manufacture, import, sale or use of which is covered by PATENT RIGHTS.

       1.11 "LICENSED SERVICE(S)" means the performance on behalf of a third party of any method or the use of any product or composition, the manufacture, use or sale of which is covered by PATENT RIGHTS.

       1.12 The term "LICENSED TERRITORY" shall mean all countries of the world.

       1.13 "NET SALES" subject to Paragraph 4.9 shall mean gross sales revenues received by the Company or an AFFILIATED COMPANY from the sale of LICENSED PRODUCT(S) less trade discounts allowed, refunds, returns and recalls, rebates, transportation and transportation-related insurance costs, itemized on a bill or invoice, and sales taxes.
       In the event that Company, AFFILIATED COMPANY or SUBLICENSEE sells a LICENSED PRODUCT in combination with other ingredients or components which are not LICENSED PRODUCT(S) (such other ingredients or components being "Other Items"), then the NET SALES for purposes of royalty payments on the combination shall be calculated as follows:

              (a) If all LICENSED PRODUCT(S) and Other Items contained in the combination are available separately, the NET SALES for purposes of royalty payments will be calculated by multiplying the NET SALES of the combination by the fraction M(A+B), where A is the separately available price of all LICENSED PRODUCT(S) in the combination, and B is the separately available price for all Other Items in the combination.

              (b) If the combination includes Other Items which are not sold separately (but all LICENSED PRODUCT(S) contained in the combination are available separately), the NET SALES of the combination multiplied by the fraction A/C, where A is as defined above and C is the invoiced price of the combination.

              (c) If the LICENSED PRODUCTS contained in the combination are not sold separately, the NET SALES for such combination shall be NET SALES multiplied by D/C where C is as defined above and D is the fair market value of LICENSED PRODUCTS in the combination. The fair market value will be determined by negotiation between the parties; should the parties fail to reach an agreement, the issue will be brought to binding arbitration in accordance with the rules of the American Arbitration Association, as set forth in Paragraph 7.5.
  The term "Other Items" does not include solvents, diluents, carriers, excipients, or the like used in formulating a product.

       1.14 "NET SERVICE REVENUES" shall mean actual revenues received for the performance of LICENSED SERVICE less sales and/or use taxes imposed upon and with specific reference to the LICENSED SERVICE, trade discounts allowed, refunds and rebates.
       If a LICENSED SERVICE is offered in combination with another service or services, NET SERVICE REVENUES for purposes of determining royalties on the LICENSED SERVICE shall be calculated by multiplying the NET SERVICE REVENUES [as defined above, but applied to the combination services], by the fraction A/(A+B), where A is the invoice price of the LICENSED SERVICE and B is the invoice price of the other service or services in the combination if sold separately.

       1.15 The term "PRINCIPAL INVESTIGATOR(S)" shall mean Dr. Curt Civin and Dr. Donald Small.

       1.16 The term "RESEARCH TECHNOLOGY" shall mean any data, formulas, process information or other information, material, substance, invention or discovery, whether or not patentable, conceived or first actually or constructively reduced to practice during the period when research is being supported under this Agreement solely or jointly by at least one INVESTIGATOR while acting as an INVESTIGATOR and in his capacity as a JHU faculty member, graduate student, undergraduate student, fellow or employee of JHU, which is in the FIELD OF RESEARCH or which is the direct result of research funded in whole or in part by the Company pursuant to Paragraph 5.1 of this Agreement.

       1.17 The term "SUBLICENSEE" shall mean any non-AFFILIATED COMPANY licensed by Company to make, have made, import, use or sell any LICENSED PRODUCT.

       1.18 "VALID CLAIM" shall mean a claim of an issued patent which has not lapsed or become abandoned or been declared invalid or unenforceable by a court of competent jurisdiction or an administrative agency from which no appeal can be or is taken.

                       ARTICLE 2- GRANTS

       2.1 Subject to the terms and conditions of this Agreement JHU hereby grants to the Company an EXCLUSIVE LICENSE under the PATENT RIGHTS and a non-exclusive license under RESEARCH TECHNOLOGY and BACKGROUND MATERIAL to make, have made, use and sell the LICENSED PRODUCT(S) and to provide the LICENSED SERVICE(S) in the LICENSED TERRITORY.

       2.2 Company may sublicense others under this Agreement and shall provide a copy of each such sublicense agreement to JHU promptly after it is executed. Each sublicense shall be consistent with the non-financial terms of this Agreement.

       2.3 Company shall have the right to extend its license rights granted under Paragraph 2.1 to its AFFILIATED COMPANIES; however, such AFFILIATED COMPANIES must agree in writing to be bound by the terms of this Agreement with a copy of such agreement promptly sent to JHU after it is executed.

                   ARTICLE 3- PATENT INFRINGEMENT

       3.1 Each party will notify the other promptly in writing when any infringement of the PATENT RIGHTS by another is uncovered or suspected.

       3.2 Company shall have the first right to enforce any patent within PATENT RIGHTS against any infringement or alleged infringement thereof, and shall at all times keep JHU informed as to the status thereof. Company may, in its sole judgment and at its own expense, institute suit against any such infringer or alleged infringer and control, settle, and defend such suit in a manner consistent with the terms and provisions hereof and recover, for its account, any damages, awards or settlements resulting therefrom, subject to Paragraph 3.4. This right to sue for infringement shall not be used in an arbitrary or capricious manner. JHU shall reasonably cooperate in any such litigation at Company's expense.

       3.3 If Company elects not to enforce any patent within the PATENT RIGHTS, then it shall so notify JHU in writing within six (6) months of receiving notice that an infringement exists, and JHU may, in its sole judgment and at its own expense, take steps to enforce any patent and control, settle, and defend such suit in a manner consistent with the terms and provisions hereof, and recover, for its own account, any damages, awards or settlements resulting therefrom.

       3.4 Any recovery by Company under Paragraph 3.2 shall be deemed to reflect loss of commercial sales, and Company after reimbursing JHU out of the recovery for amounts credited pursuant to the next sentence shall pay to JHU fifteen percent (15 %) of the recovery net of all reasonable costs and expenses associated with each suit or settlement. One-half (1/2) of the costs and expenses incurred by the Company pursuant to Paragraph 3.2 shall be credited against royalties payable by Company to JHU hereunder in connection with sales in the country of such legal proceedings, provided, however, that any such credit under this Paragraph 3.4 shall not exceed fifty percent (50 %) of the royalties otherwise payable to JHU with regard to sales in the country of such action in any one calendar year, with any excess credit being carried forward to future calendar years.

       3.5 In the event that litigation against Company is initiated by a third party charging Company with infringement of a patent of the third party in a country as a result of the manufacture, use or sale by Company of a LICENSED PRODUCT or LICENSED SERVICE in that country Company shall promptly notify JHU in writing thereof. Company's costs as to any such defense in that country shall be creditable against any and all payments due and payable to JHU under Paragraph 4.5 of this Agreement with respect to that LICENSED PRODUCT and/or LICENSED SERVICE in that country. No royalty payment after taking into consideration any such credit under this Paragraph 3.5 shall be reduced by more than fifty percent (50%).

       3.6 In the event of a judgment in any suit in which a court of competent jurisdiction rules that the manufacture, use or sale by Company in a country of a LICENSED PRODUCT or LICENSED SERVICE covered by a PATENT RIGHT, in that country has infringed on a third party's patent requiring Company to pay damages or a royalty to said third party in that country, or in the event of a settlement of such suit requiring damages or back royalty payments to be made, payments due to JHU under Paragraph 4.5 of this Agreement arising from the applicable LICENSED PRODUCT or LICENSED SERVICE shall be correspondingly reduced in that country by the amounts due under the requirement of such judgment or under the terms of such settlement. The royalty payment after taking into consideration any such reduction under this Paragraph 3.6 shall not be reduced by more than fifty percent (50%).

       3.7 In any infringement suit against a third party, either party hereto may institute to enforce the PATENT RIGHTS pursuant to this Agreement, the other party hereto shall, at the request of the party initiating such suit, cooperate in all respects and, to the extent possible, have its employees testify when requested and make available relevant records, papers, information, samples, specimens, and the like. All reasonable out-of-pocket costs incurred in connection with rendering cooperation requested hereunder shall be paid by the party requesting cooperation.

          ARTICLE 4- PAYMENTS. ROYALTY. RESEARCH SUPPORT AND EQUITY

       4.1 Company shall reimburse JHU for JHU's past and future costs associated with preparing, filing, maintaining and prosecuting PATENT RIGHTS in accordance with Article 6.

       4.2 The Company shall reimburse JHU for its costs in outside legal fees to review the corporate formation and shareholder documents; such reimbursement shall not exceed [*CONFIDENTIALITY REQUESTED*].

       4.3 The Company shall pay to JHU an up front processing fee of [*CONFIDENTIALITY REQUESTED*]; of which [*CONFIDENTIALITY REQUESTED*] is due within thirty (30) days from the EFFECTIVE DATE of this Agreement, and [*CONFIDENTIALITY REQUESTED*] is due on May 30, 1995. For each new invention in RESEARCH TECHNOLOGY for which an original (i.e., not continuational or divisional) U.S. Patent application is filed, Company shall pay JHU an additional [*CONFIDENTIALITY REQUESTED*] processing fee at the time of such filing.

       4.4 The Company shall pay to JHU a [*CONFIDENTIALITY REQUESTED*] annual maintenance fee due within thirty (30) days of each anniversary of the EFFECTIVE DATE of this Agreement.

       4.5 The Company shall pay to JHU one of the following royalties which shall be due and payable sixty (60) days after June 30 and December 31 for LICENSED PRODUCTS sold or LICENSED SERVICES provided in the respective half-year period:

       a. [*CONFIDENTIALITY REQUESTED*] of NET SALES of LICENSED PRODUCTS or NET SERVICE REVENUE of LICENSED SERVICES which are therapeutics, and [*CONFIDENTIALITY REQUESTED*] of NET SALES of LICENSED PRODUCTS or NET SERVICE REVENUE of LICENSED SERVICES in the case of diagnostics, sold or provided by the Company or an AFFILIATED COMPANY licensed under this Agreement which in the country where made, sold or provided are covered by a VALID CLAIM included in PATENT RIGHTS.

       b. The higher of (i) [*CONFIDENTIALITY REQUESTED*] of royalties received by the Company from a SUBLICENSEE other than Osiris Therapeutics, Inc. or its affiliates hereunder for LICENSED PRODUCTS sold or LICENSED SERVICES provided by such SUBLICENSEE which in the country where made, sold or provided is covered by a VALID CLAIM included in PATENT RIGHTS or (ii) an amount equal to [*CONFIDENTIALITY REQUESTED*] of such SUBLICENSEE'S NET SALES from LICENSED PRODUCTS sold or NET SERVICE REVENUE of LICENSED SERVICES provided by such SUBLICENSEES and covered by a VALID CLAIM included in PATENT RIGHTS. However, if Osiris Therapeutics, Inc. or its affiliates are the SUBLICENSEE, Company shall pay [*CONFIDENTIALITY REQUESTED*] of NET SALES of LICENSED PRODUCTS or NET SERVICE REVENUE of LICENSED SERVICES sold or produced by Osiris Therapeutics, Inc. which in the country where made, sold or provided is covered by a VALID CLAIM included in PATENT RIGHTS.

       4.6 In the event royalties are due hereunder with respect to a LICENSED SERVICE solely because such service, involves the use of a LICENSED PRODUCT, for the purposes of calculating royalties hereunder, NET SALES for the LICENSED PRODUCT and/or NET SERVICE REVENUES for the LICENSED SERVICE shall be based on the price of the LICENSED PRODUCT, respectively in arm's length transactions. If no such transactions have taken place, such price shall be determined by mutual agreement of the parties and if such agreement is not reached within sixty (60) days, either party shall have the right to submit a determination of price to binding arbitration according to the rules of the American Arbitration Association as set forth in Paragraph 7.5.

       4.7 The Company shall provide to JHU within sixty (60) days of the end of each June 30 and December 31, after the EFFECTIVE DATE of this Agreement, a written report to JHU of the amount of LICENSED PRODUCTS sold, and LICENSED SERVICES sold, the total NET SALES and NET SERVICE REVENUES of such LICENSED PRODUCTS and LICENSED SERVICES, and the running royalties due to JHU as a result of NET SALES and NET SERVICE REVENUES by Company, AFFILIATED COMPANIES and SUBLICENSEES. Payment of any such royalties due shall accompany such report. So long as Company, an AFFILIATED COMPANY or a SUBLICENSEE is developing a LICENSED PRODUCT under this Agreement, a report shall be submitted at the end of every June 30 and December 31 after the EFFECTIVE
DATE of this Agreement and will include a full written report describing the Company's, AFFILIATED COMPANIES or SUBLICENSEE'S technical efforts under
Article 7.

       4.8 The Company shall make and retain, for a period of three (3) years following the period of each royalty report required by Paragraph 4.7, true and accurate records, files and books of account containing all the data reasonably required for the full computation and verification of sales and other royalty related information required in Paragraph 4.7. Such books and records shall be in accordance with generally accepted accounting principles consistently applied. The Company shall permit the inspection and copying of such records, files and books of account by JHU or its agents during regular business hours upon ten (10) business days' written notice to the Company. Such inspection shall not be made more than once each calendar year. All costs of such inspection and copying shall be paid by JHU, provided that if any such inspection shall reveal that an underpayment error has been made in the amount equal to ten percent (10%) or more of such payments in a calendar year, such costs shall be borne by the Company. The Company shall include in any agreement with its AFFILIATED COMPANIES or SUBLICENSEES which permits such party to make, use or sell the LICENSED PRODUCT(S) or provide LICENSED SERVICES, a provision requiring such party to retain records of sales of LICENSED PRODUCT(S) and records of LICENSED

SERVICES and other information as required in Paragraph 4.7 and permit JHU to inspect such records as required by this Paragraph 4.8.

       4.9 In order to insure JHU the full royalty payments contemplated hereunder, the Company agrees that in the event any LICENSED PRODUCT shall be sold to an AFFILIATED COMPANY, then the royalty due hereunder shall be based on the higher of (i) NET SALES of the LICENSED PRODUCT to the AFFILIATED COMPANY or (ii) the NET SALES of the AFFILIATED COMPANY from the resale of such LICENSED PRODUCT.

       4.10 In order to insure JHU the full royalty payments contemplated hereunder, the Company agrees that in the event any LICENSED PRODUCT or LICENSED SERVICE shall be sold to other than an AFFILIATED COMPANY for partial or full future compensation then such future compensation when received shall be included in NET SALES for the purpose of paying royalties hereunder. In addition, if Company sells LICENSED PRODUCT or LICENSED SERVICES to a person or entity in whom Company has an ownership interest other than an AFFILIATED COMPANY and JHU can demonstrate that such sale was other than an arms length transaction, then NET SALES shall include any additional amount that would have been paid in an arms length transaction.

       4.11  All payments under this Agreement shall be made in U.S. Dollars.

       4.12 To the extent royalty is owed to a third party for patents held by that party covering the making, using or selling of a LICENSED PRODUCT or LICENSED SERVICE in a particular country, the royalty due to JHU under Paragraph 4.5 for such LICENSED PRODUCT or LICENSED SERVICE in such country will be reduced by one-half (1/2) such royalty paid to such third party; however, in no event shall such royalty due to JHU for such LICENSED PRODUCT or LICENSED SERVICE be less that [*CONFIDENTIALITY REQUESTED*] of NET SALES or NET SERVICE REVENUES.

       4.13 Any tax required to be withheld by Company under the laws of any foreign country for the account of JHU, shall be promptly paid by Company for and on behalf of JHU to the appropriate governmental authority, and Company shall use its best efforts to furnish JHU with proof of payment of such tax. Any such tax actually paid on JHU's behalf shall be deducted dollar for dollar from royalty payments due JHU.

       4.14 Only one royalty shall be due and payable for the manufacture, use and sale of a LICENSED PRODUCT or a LICENSED SERVICE irrespective of the number of patents or claims thereof which cover {he manufacture, use or sale of such LICENSED PRODUCT or LICENSED SERVICE.

       4.15 The Company shall pay to JHU the following payments which are due on the occurrence of each of the following milestones:
             [*CONFIDENTIALITY REQUESTED*] upon completion of Phase II or J/II FDA trial for each LICENSED PRODUCT

             [*CONFIDENTIALITY REQUESTED*] upon issuance of NDA or PLA for each LICENSED PRODUCT

                    ARTICLE 5 - SPONSORED BASIC RESEARCH

       5.1 Company shall provide the following research support (full direct and normal JHU indirect expenses) to JHU to support research in the JHU laboratories of PRINCIPAL INVESTIGATORS pursuant to Paragraph 5.2; the research support (full direct and normal JHU indirect expenses) for each annual period shall be paid quarterly on July 1st, October 1st, January 1st, April 1st:


            Annual Support                      Period

            [*CONFIDENTIALITY REQUESTED*]       July 1, 1994 - June 30, 1995
            [*CONFIDENTIALITY REQUESTED*]       July 1, 1995 - June 30, 1996
            [*CONFIDENTIALITY REQUESTED*]       July 1, 1996 - June 30, 1997
            [*CONFIDENTIALITY REQUESTED*]       July 1, 1997 - June 30, 1998
            [*CONFIDENTIALITY REQUESTED*]       July 1, 1998 - June 30, 1999

       Failure to make any of the above quarterly research payments will be a material breach of this License Agreement.

       The parties acknowledge that Company has already advanced
[*CONFIDENTIALITY REQUESTED*] towards the first years payment. Accordingly, it is agreed that [*CONFIDENTIALITY REQUESTED*] will be paid by Company to JHU on January 1, 1995 and [*CONFIDENTIALITY REQUESTED*] on April 1, 1995.

       5.2 (a) Each quarterly amount provided under Paragraph 5.1 will be equally ivided between PRINCIPAL INVESTIGATORS and used for basic research activities in identifying natural or synthesized molecules involved in the proliferation, commitment differentiation and regulation of hematopoietic stem/ progenitor cells and their progeny. JHU, based on the recommendation of the Founding Scientists, will prepare a budget for the upcoming year and a statement of work. The budget and work statement for the first year will be completed within ninety (90) days after the effective date of this Agreement and attached hereto as Exhibit D.

            (b) If a PRINCIPAL INVESTIGATOR ceases to be employed by JHU, the research specified above will be reduced one half (1/2) and applied to the laboratory of the remaining PRINCIPAL INVESTIGATOR; however, if both PRINCIPAL INVESTIGATOR(S) leave the employment of JHU, the research funding will be reduced by one hundred percent (100%). The Company agrees to enter into a written agreement substantially in the form of this Agreement with such PRINCIPAL INVESTIGATOR'(S) new employing institution relative to continuing the research funding and licensing of technology provided that such institution is willing to enter into such agreement, PRINCIPAL INVESTIGATORS are a third party beneficiary of Company's obligations under this Paragraph 5.2(b).

            (c) Within sixty (60) days after the end of each AGREEMENT YEAR, JHU shall provide Company with an accounting of the expenditure of research funds for such year in accordance with JHU's standard procedures for such accounting. Any funds granted hereunder which have not been expended by JHU within the year shall be continued to be used to fund research under this Agreement. Any funds which have not been expended upon any termination of the research funding shall be returned to the Company.

            (d) During the period during which Company is funding research under this Agreement, neither PRINCIPAL INVESTIGATOR may seek or accept funding from a commercial sponsor in the FIELD OF RESEARCH but may accept funding from the government, not-for-profit organizations and other universities. Company acknowledges that the PRINCIPAL INVESTIGATORS can continue to receive funding from Ceilco Incorporated, pursuant to a Research Agreement signed March 23, 1994 and that research conducted under such Research Agreement will not be in violation of any terms and conditions of this Agreement; provided that the scope of the work currently being performed under that Research Agreement will not be expanded nor will that Research Agreement be amended without the prior approval of Company.

            (e) Beginning on the effective date of this Agreement and thereafter unless sooner terminated, JHU shall:

                 (i) through the PRINCIPAL INVESTIGATORS conduct research, and apply the funds paid by Company to support the expenses of research and shall use reasonable efforts and diligence consistent with JHU's professional standards to achieve the goals for such research;

                 (ii) promptly and systematically disclose to Company, RESEARCH TECHNOLOGY and Company shall be entitled to use such RESEARCH TECHNOLOGY pursuant to Paragraph 2.1;

                 (iii) for the purpose of facilitating disclosure to Company of RESEARCH TECHNOLOGY, permit duly authorized employees of or representatives of Company to visit the PRINCIPAL INVESTIGATORS' laboratories at JHU or other JHU facilities where research is conducted at reasonable times and with reasonable notice;

                 (iv) promptly advise Company of any Invention and adequate advance notice of the intent to file, filing, allowance and issuance of any PATENT RIGHT;

                 (v) at Company's request provide Company with BACKGROUND MATERIALS and reasonable research quantities of materials produced or derived from the research conducted herein ("MATERIALS"); and

                 (vi) JHU shall, on a continuing basis, advise Company of the results of the research sponsored hereunder and at least once every twelve (12) months provide Company with written progress reports concerning such research. A final written report setting forth in detail the results achieved under and pursuant to such research shall be submitted by JHU to Company within ninety
(90) days of termination of the research. Such final report shall include (1) a complete summary of the research carried out; (2) a scientific assessment by the PRINCIPAL INVESTIGATORS of the research; and (3) detailed experimental protocols of the assays performed in the course of the research.

       5.3 The PRINCIPAL INVESTIGATORS will assure that all faculty, students, fellows or other employees of JHU working in their laboratories on the research project or collaborating with them on the research funded by Company hereunder sign the Invention Agreement (Exhibit A).

       5.4 (a) During the period in which Company holds a license, JHU and PRINCIPAL INVESTIGATORS shall not, without Company's prior written approval, distribute or knowingly allow any materials which are RESEARCH TECHNOLOGY to be distributed to for-profit entities or persons known to be employed thereby or consulting or performing research therefor other than under a license permitted under this Agreement.

            (b) JHU and PRINCIPAL INVESTIGATORS shall have the right to transfer materials which are RESEARCH TECHNOLOGY to (i) not-for-profit entities or persons known to be affiliated therewith, or (ii) to any person or entity, if required by a journal in connection with a publication or if required by Government rules and/or regulations, provided that such entities or persons sign the Material Transfer Agreement set forth in Exhibit C or a modification thereto agreeable to JHU and Company. The PRINCIPAL INVESTIGATORS shall notify Company before any such distribution is made.

            (c) Prior to any such distribution of any such MATERIALS, JHU and Company shall use reasonable efforts to consider the patentability of such MATERIALS and cooperate to file, where appropriate, PATENT RIGHTS protecting such MATERIALS prior to their distribution.

       5.5 Notwithstanding anything else to the contrary, JHU and PRINCIPAL INVESTIGATORS agree not to publish or disclose to third parties RESEARCH TECHNOLOGY without supplying Company with a copy of the material to be disclosed or published to third parties at time of submission for publication or disclosure so that Company may evaluate such material to determine whether the material contains patentable subject matter on which a patent application should be filed, Company shall review the material within fifteen (15) days of submission to Company. At Company's request, JHU initially will delay publication and/or disclosure for an additional thirty (30) days in order to enable the preparation and filing of a patent application on any such patentable subject matter. Notwithstanding anything to the contrary, JHU will not be required to withhold publication of such material for a period which is more than forty-five (45) days after Company is first provided with the material to be disclosed or published.

             ARTICLE 6 - PATENT RIGHTS AND CONFIDENTIAL INFORMATION

       6.1 (a) JHU, at the Company's expense, shall file, prosecute and maintain all patents and patent applications specified under PATENT RIGHTS upon authorization of the Company and the Company shall be licensed thereunder.
Tide to all such patents and patent applications shall reside in JHU. JHU shall have full and complete control over all patent matters in connection therewith under the PATENT RIGHTS. The Company will provide payment authorization to JHU at least one (1) month before an action is due, provided that the Company has received timely notice of such action from JHU. Failure to provide authorization can be considered by JHU as a Company decision not to authorize an action. In any country where the Company elects not to have a patent application filed or to pay expenses associated with filing, prosecuting, or maintaining a patent application or patent, JHU may file, prosecute, and/or maintain a patent application or patent at its own expense and for its own exclusive benefit and the Company thereafter shall not be licensed under such patent or patent application.
            (b) For patent applications in PATENT RIGHTS that are jointly owned by JHU and the Company, the Company shall file, prosecute and maintain all such patents and patent applications and the Company shall be licensed thereunder. Title to all such patents and patent applications shall reside jointly in JHU and the Company.
            (c) The parties shall first consult with each other as to the preparation, filing, prosecution and maintenance of such applications and patents. Each party shall keep the other advised as to all developments with respect to all patent applications and patents included in PATENT RIGHTS and shall promptly supply the other: (i) copies of all official correspondence from the U.S. Patent Office or from a patent office in any other country within a reasonable time after receipt; and (ii) copies of all substantive papers to be filed in the U.S. Patent Office or a patent office in any other country a reasonable time prior to filing to provide sufficient time to comment thereon. In any country where a party elects not to file a patent application or to pay expenses associated with filing, prosecuting, or maintaining a patent application or patent, the other party may file, prosecute, and/or maintain a patent application or patent at its own expense and for its own exclusive benefit and thereafter the party so electing shall not have tide to or be licensed under such patent or patent application.

       6.2 Company agrees that all packaging containing individual LICENSED PRODUCT(S) sold by Company, AFFILIATED COMPANIES and SUBLICENSEES will be marked with the number of the applicable patent(s) licensed hereunder in accordance with each country's patent laws.

       6.3 If necessary, the parties will exchange information which they consider to be confidential. The recipient of such information agrees to accept the disclosure of said information which is marked as confidential at the time it is sent to the recipient, and to employ all reasonable efforts to maintain the information secret and confidential, such efforts to be no less than the degree' of care employed by the recipient to preserve and safeguard its own confidential information. The information shall not be disclosed or revealed to anyone except employees of the recipient who have a need to know the information and who have entered into a secrecy agreement with the recipient under which such employees are required to maintain confidential the proprietary information of the recipient and such employees shall be advised by the recipient of the confidential nature of the information and that the information shall be treated accordingly. The recipient's obligations under this Paragraph 6.3 shall not extend to any part of the information:

      a. that can be demonstrated to have been in the public domain or publicly known and readily available to the trade or the public prior to the date of the disclosure; or
      b. that can be demonstrated, from written records to have been in the recipient's possession or readily available to the recipient from another source not under obligation of secrecy to the disclosing party prior to the disclosure; or
      c. that becomes part of the public domain or publicly known by publication or otherwise, not due to any unauthorized act by the recipient.

      d. that can be demonstrated, from written records, to have been developed by the recipient independently of the disclosed information.

The obligations of this Paragraph 6.3 shall also apply to AFFILIATED COMPANIES and/or SUBLICENSEES provided such information by Company. JHU's, the Company's, AFFILIATED COMPANIES, and SUBLICENSEES' obligations under this Paragraph 6.3 shall extend until three (3) years after the termination of this Agreement. Notwithstanding the foregoing, Company, AFFILIATED COMPANIES and/or SUBLICENSEES shall have the right to disclose Confidential Information of JHU to a third party who undertakes an obligation of confidentiality and non-use with respect to such information at least as restrictive as the obligations under this Paragraph 6.3

                ARTICLE 7- TERM. MILESTONES AND TERMINATION

       7.1 This Agreement shall expire in each country on the date of expiration of the last to expire patent included within PATENT RIGHTS in that country or if no patents issue seventeen (17) years from the EFFECTIVE DATE of this Agreement at which time Company shall have a fully paid up noncancellable license.

       7.2 For each PATENT RIGHT Company agrees to exercise reasonable efforts and to take effective steps, within a reasonable time to (i) identify product candidate(s) which are LICENSED PRODUCT(S) (ii) perform pre-clinical animal and toxicological studies for each identified product candidate, (iii) conduct clinical studies aimed at obtaining FDA regulatory approval for each identified product candidate and (iv) develop and commercialize each such product, provided however, a LICENSED PRODUCT need not be identified and developed for a PATENT RIGHT if a similar product is being developed under another PATENT RIGHT. Company's obligations under this paragraph shall take into account the stage of development thereof and regulatory consideration and requirements. The efforts of a SUBLICENSEE, an AFFILIATE, a collaborator and research funded under this Agreement shall be considered as efforts of the Company.

       7.3 (a) As part of the efforts under Paragraph 7.2, Company shall exercise reasonable efforts to meet the following milestones within the time set forth below:

                 (i) within four (4) years from the earlier of (i) the closing of the Second Round Financing (as defined in the Stock Purchase Agreement between the parties), or (ii) October 1, 1997 initiate Phase I clinical trials of a LICENSED PRODUCT.

                 (ii) within three (3) years from the identification of a product candidate as set forth in Paragraph 7.2, start the Phase I clinical study of such LICENSED PRODUCT.

                 (iii) within seven (7) years from the start of the Phase I Study of each product candidate, obtain FDA commercial approval (NDA/PLA) of such LICENSED PRODUCT

            (b) JHU will; not unreasonably withhold its consent to Company's request for a reasonable extension of any of the above milestones if the Company can demonstrate that its inability to meet such milestone occurred as a result of reasons beyond the control of Company (including scientific or regulatory reasons beyond the control of Company).

            (c) If, as to a specific LICENSED PRODUCT, Company fails to exercise reasonable efforts as required by Paragraphs 7.2 or meet milestones required by 7.3, as its sole and exclusive remedy JHU may terminate Company's license with respect thereto, provided however, if in good faith Company has pursued research and development of such LICENSED PRODUCT and in good faith Company intends to pursue research and development of such LICENSED PRODUCT and reasonably appears to have the ability to do so and thereafter in good faith does continue to do so, JHU's sole and exclusive remedy shall be conversion of the exclusive rights and license for such specifically defined LICENSED PRODUCT to non-exclusive rights and licenses.

       7.4 Company can market and sell LICENSED PRODUCT(S) and LICENSED SERVICE(S) to third parties at a sales price determined by Company in its sole discretion.

       7.5  Any matter or disagreement arising under Paragraphs 1.13(c), 4.6,
7.2 or 7.3 shall be submitted to a mutually selected single arbitrator to so decide any such matter or disagreement. The arbitrator shall conduct the arbitration in accordance with the Rules of the American Arbitration Association, unless the parties agree otherwise. If the parties are unable to mutually select an arbitrator, the arbitrator shall be selected in accordance with the procedures of the American Arbitration Association. The decision by the arbitrator shall be final and binding and may be enforced in any court of competent jurisdiction. Any arbitration pursuant to this section shall be held in Washington, D.C., or such other place as may be mutually agreed upon in writing by the parties.

       7.6 After NDA or PLA has been obtained from the FDA, Company shall exercise commercially reasonable efforts to market a product included in LICENSED PRODUCTS in the U.S. and worldwide, provided that Company has obtained regulatory approval in a particular foreign nation or region.

       7.7 In the event that a third party notifies JHU that it desires to develop and market a LICENSED PRODUCT which is not being researched and/or developed and/or marketed by Company, an AFFILIATED COMPANY or SUBLICENSEE, JHU shall notify Company in writing thereof. If Company does not notify JHU within ninety (90) days of such written notice that Company or an AFFILIATED
COMPANY or SUBLICENSEE intends to research and develop such LICENSED PRODUCT and does not initiate such research and development in accordance with the provisions of paragraph 7.2 hereof with a reasonable time thereafter, Company shall enter into good faith negotiations with such third party for granting a sublicense for such LICENSED PRODUCT unless the granting of such sublicense would have a potential adverse commercial effect upon marketing and/or selling of a LICENSED PRODUCT which is being researched, developed, or sold pursuant to this Agreement.

       7.8 Except as provided in Paragraphs 7.2 and 7.3, upon breach or default of any of the terms and conditions of this Agreement, the defaulting patty shall be given written notice of such default in writing and a period of sixty (60) days after receipt of such notice to correct the default or breach. If the default or breach is not corrected within said sixty (60) day period, the party not in default shall have the right to terminate this Agreement.

       7.9 Company may terminate this Agreement or any of the licenses granted herein under any PATENT RIGHT in any country, for any reason, upon giving JHU sixty (60) days written notice.

       7.10 Termination shall not affect JHU's right to recover unpaid royalties or fees or reimbursement for patent expenses incurred pursuant to Paragraph 6.1 prior to termination. Upon termination all rights in and to the licensed technology (including PATENT RIGHTS) shall revert to JHU at no cost to JHU.

       7.11 Upon any termination of this Agreement Company, at its option, shall be entitled to finish any work-in-progress which is completed within six
(6) months of termination of this Agreement and to sell any completed inventory of a LICENSED PRODUCT covered by this Agreement which remains on hand as of the date of the termination, so long as Company pays to JHU the royalties applicable to said subsequent sales in accordance with the same terms and conditions as set forth in this Agreement.

       7.12 In the event that this Agreement and/or the rights and licenses granted under this Agreement to Company are terminated, any sublicense granted under this Agreement shall remain in full force and effect as a direct license between JHU and the SUBLICENSEE under the terms and conditions of the sublicense agreement, subject to the SUBLICENSEE agreeing to be bound directly to JHU under such terms and conditions of the sublicense as well as all the relevant duties and obligations of a licensee under this Agreement (other than royalty and other payment obligations which shall be paid in accordance with the sublicense provided the JHU receives a royalty of at least two percent of the SUBLICENSEE's NET SALES) within thirty (30) days after JHU provides written notice to the SUBLICENSEE of the termination of Company's rights and licenses under this Agreement, provided further that JHU's obligations under such sublicense are no greater than currently existing under this Agreement. At the request of the Company, JHU will acknowledge to a SUBLICENSEE, JHU's obligations to the SUBLICENSEE under this paragraph.

                        ARTICLE 8- MISCELLANEOUS

       8.1 All notices pertaining to this Agreement shall be in writing and sent certified mail, return receipt requested, to the parties at the following addresses or such other address as such party shall have furnished in writing to the other party in accordance with this Paragraph 8.1:

       FOR JHU:      Dr. Francis J. Meyer
                     Assistant Dean for Technology Licensing
                     The Johns Hopkins University
                     School of Medicine
                     2024 East Monument Street
                     Suite 2-100

                     Baltimore, MD 21205

       FOR COMPANY:  Mr. James S Burns
                     President and CEO
                     Gryphon Pharmaceuticals, Inc.
                     1629 Thomas Street
                     Suite 400
                     Baltimore, MD 21231

            CC:      Carella, Byrne, Bain, Gilfillan,
                     Ceechi, Stewart & Olstein
                     6 Becker Farm Road
                     Roseland, New Jersey 07068
                     Attn: Elliot M. Olstein, Esq.


       8.2 All written progress reports, royalty and other payments, and any other related correspondence shall be in writing and sent to:

       FOR JHU:      Francis 3. Meyer, Ph.D.
                     Assistant Dean for Technology Licensing
                     The Johns Hopkins University
                     School of Medicine
                     2024 East Monument Street
                     Suite 2-100
                     Baltimore, MD 21205

or such other addressee which JHU may designate in writing from time to time. Checks are to be made payable to "The Johns Hopkins University".

       8.3 This Agreement is binding upon and shall inure to the benefit of Company, its successors and assignees and shall not be assignable to another party without the written consent of JHU, which consent shall not be reasonably withheld, except that the Company shall have the right to assign this Agreement to another party without the consent of JHU in the case of the sale or transfer or merger or consolidation of the Company or sale or transfer by the Company to that party of all, or substantially all, of its assets or all or substantially all of the portion of its assets to which this Agreement relates, provided the assignee undertakes to be bound by and perform the obligations of the assignor under this Agreement.

       8.4 In the event that any one or more of the provisions of this Agreement should for any reason be held by any court or authority having jurisdiction over this Agreement, or over any of the parties hereto to be invalid, illegal or unenforceable, such provision or provisions shall be reformed to approximate as nearly as possible the intent of the parties, and if unreformable, shall be divisible and deleted in such jurisdictions; elsewhere, this Agreement shall not be affected.

       8.5 The construction, performance, and execution of this Agreement shall be governed by the laws of the State of Maryland.

       8.6 (a) The Company and its AFFILIATED COMPANIES and its SUBLICENSEES shall not use the names, likenesses, or logos of JHU or any of its schools or divisions or The Johns Hopkins Health Systems or any of its constituent parts and affiliated hospitals and companies, such as The Johns Hopkins Hospital or any contraction or derivative thereof or the names of JHU's faculty members, employees, and students in any press releases, general publications, advertising, marketing, promotional or sales literature without prior written consent from an authorized official of JHU which consent shall not be unreasonably withheld. It should be understood that JHU does not allow any use of its name for the endorsement of products.

            (b) Notwithstanding Paragraph 8.6(a), the Company shall have the right to use the name of JHU in agreements between Company and OSIRIS and in any SEC filing (including but not limited to 8K statements), fundraising documents and the like and in any case where such use is required by law, rule or regulation provided that the Company shall provide JHU with the appropriate documents and papers which use the name of JHU for JHU's review and comment no less than three (3) business days prior to the anticipated date of submission of such documents or papers.

            (c) All notifications relating to the use of JHU's name as required herein shall be made to the person listed below:

                 Francis J. Meyer, Ph.D.
                 Assistant Dean of Technology Licensing
                 Johns Hopkins University
                 Office of Technology Licensing
                 2024 East Monument Street
                 Suite 2-100
                 Baltimore, MD 21205

       8.7 JHU warrants that it has good and valid title to its interest in the inventions claimed under PATENT RIGHTS with the exception of certain retained rights of the United States government. In addition, JHU warrants that it has not licensed or assigned any right or interest in or to PATENT RIGHTS to any third party, and the granting of such rights to Company hereunder does not require the consent of a third party; and JHU is not aware as of the EFFECTIVE DATE of this Agreement of any legal or contractual restriction which would inhibit its ability to perform the terms and conditions imposed on it by this Agreement. JHU does not warrant the validity of any patents or that practice under such patents shall be free of infringement. EXCEPT AS EXPRESSLY SET FORTH IN THIS PARAGRAPH 8.7, Company, AFFILIATED COMPANIES AND
SUBLICENSEES AGREE THAT THE PATENT RIGHTS ARE PROVIDED "AS IS", AND THAT JHU MAKES NO REPRESENTATION OR WARRANTY WITH RESPECT TO THE PERFORMANCE OF
LICENSED PRODUCT(S) AND LICENSED SERVICES INCLUDING THEIR SAFETY, EFFECTIVENESS, OR COMMERCIAL VIABILITY. JHU DISCLAIMS ALL WARRANTIES WITH REGARD TO PRODUCT(S) AND SERVICES LICENSED UNDER THIS AGREEMENT, INCLUDING,
BUT NOT LIMITED TO, ALL WARRANTIES, EXPRESS OR IMPLIED, OF MERCHANTABILITY
AND  FITNESS  FOR  ANY  PARTICULAR  PURPOSE. NOTWITHSTANDING ANY OTHER P
MENT, JHU ADDITIONALLY DISCLAIMS ALL OBLIGATIONS AND LIABILITIES ON THE PART
OF JHU AND INVESTIGATORS, FOR DAMAGES, INCLUDING, BUT NOT LIMITED TO, DIRECT, INDIRECT, SPECIAL, AND CONSEQUENTIAL DAMAGES, ATTORNEYS' AND EXPERTS' FEES,
AND COURT COSTS (EVEN IF JHU HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, FEES OR COSTS), WHICH DAMAGES ARISE OUT OF OR RESULT FROM THE MANUFACTURE, USE, OR SALE OF THE PRODUCT(S) AND SERVICES LICENSED UNDER THIS AGREEMENT. Company, AFFILIATED COMPANIES AND SUBLICENSEES A AS DEFINED IN
THIS AGREEMENT.

       8.8 The Company shall defend and hold JHU, The Johns Hopkins Health Systems, their present and former trustees, officers, inventors of PATENT RIGHTS, agents, faculty, employees and students harmless as against any third-party judgments, fees, expenses, or other costs arising from or incidental to any product liability or other lawsuit, claim, demand or other action brought as a consequence of the practice of the inventions of LICENSED PRODUCTS or LICENSED SERVICES by Company or its AFFILIATED COMPANIES or its SUBLICENSEES or those operating for its account or third parties who purchase LICENSED PRODUCT(S) or LICENSED SERVICES from any of the foregoing entities whether or not JHU or said inventors, either jointly or severally, is named as a party defendant in any such lawsuit, except those which arise from the gross negligence or willful misconduct of any of parties indemnified hereunder. Practice of the inventions covered by LICENSED PRODUCT(S) and LICENSED SERVICES, by an AFFILIATED COMPANY or an agent or a SUBLICENSEE or a third party on behalf of or for the account of the Company or by a third party who purchases LICENSED PRODUCT(S) and LICENSED SERVICES from the Company, shall be considered the Company's practice of said inventions for purposes of this Paragraph 8.8. The obligation of the Company to defend and indemnify as set out in this Paragraph 8.8 shall survive the termination of this Agreement.

       8.9 Prior to initiating first commercial sale of any LICENSED PRODUCT or LICENSED SERVICE as the case may be in any particular county, the Company shall establish and maintain, or in the alternative maintain for JHU in each country in which Company, an AFFILIATED COMPANY or SUBLICENSEE shall test or sell LICENSED PRODUCT(S) and LICENSED SERVICES, product liability or other appropriate insurance coverage with respect to LICENSED PRODUCT(S) and LICENSED SERVICES which coverage shall be similar to that maintained by Companies at a stage of development similar to Company for similar products provided that such insurance is available at terms, conditions and costs which are commercially reasonable and prudent under the circumstances. Upon JHU's request, the Company will furnish JHU with a Certificate of Insurance of each product liability insurance policy obtained. JHU shall be listed as an additional insured in Company's said insurance policies.

       8.11 This Agreement constitutes the entire understanding between the parties with respect to the obligations of the parties with respect to the subject matter hereof, and supersedes and replaces all prior agreements, understandings, writings, and discussions between the parties relating to said subject matter.

       8.12 This Agreement may be amended and any of its terms or conditions may be waived only by a written instrument executed by the authorized officials of the parties or, in the case of a waiver, by the party waiving compliance. The failure of either party at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by either party of any condition or term in any one or more instances shall be construed as a further or continuing waiver of such condition or term or of any other condition or term.

       8.13 This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

       8.14 Upon termination of this Agreement for any reason, Paragraphs 6.3, 7.1, 7.10, 8.6, 8.7, 8.8, 8.9 (to the extent Company, AFFILIATED COMPANIES and/ or SUBLICENSEES are selling or providing LICENSED PRODUCTS or LICENSED SERVICES under the licenses granted under this agreement) and 8.14 shall survive termination of this Agreement.

       IN WITNESS WHEREOF the respective parties hereto have executed this Agreement by their duly authorized officers on the date appearing below their signatures.


THE JOHNS HOPKINS UNIVERSITY        GRYPHON PHARMACEUTICALS, INC.


By: _/s/ David A. Blake____________ By: _/s/ James S. Burns_______________
David A. Blake, Ph.D.               James S. Burns
Executive Vice Dean                 President and CEO


Date: _12/29/94___________________  Date: _12/23/94____________________



I have read, understand and agree to abide by the terms of this Agreement

By: _/s/ Curt I. Civin____          By: _/s/ Donald Small________
Curt I. Civin, M.D.                 Donald Small, M.D., Ph.D.


Date: _12/23/94                     Date: _12/23/94

                        EXHIBIT A

                    INVENTION AGREEMENT

       The following individuals who are employees or students of THE JOHNS HOPKINS UNIVERSITY (hereinafter ?'JHU") hereby agree to assign to JHU all their right and title to all inventions, mprovements and applicable patent rights conceived and/or made by them during the course of their research at JHU with respect to which Gryphon Pharmaceuticals, Inc. ("Gryphon") has rights under a Research and License Agreement with JHU. The following individuals further acknowledge that the invention will be licensed pursuant to the JHU/Gryphon Research and License Agreement and that, only if listed as an inventor on an issued patent, will he or she be entitled to participate in the running royalties if any received, for such invention as allocated pursuant to University policy.

Signature:                  Signature:
Name:                       Name:
Title:                      Title:
Date:                       Date:

Signature:                  Signature:
Name:                       Name:
Title:                      Title:
Date:                       Date:

Signature:                  Signature:
Name:                       Name:
Title:                      Title:
Date:                       Date:

Signature:                  Signature:
Name:                       Name:
Title:                      Title:
Date:                       Date:

                          EXHIBIT B

                 [*CONFIDENTIALITY REQUESTED*]

                        EXHIBIT C

Dear       :

       John Hopkins University (JHU) agrees to provide you the material(s) indicated below, which you requested from __________________________ for your nonclinical research studies as such studies are described in Appendix A attached hereto. In order to protect JHU's proprietary rights in the material(s) or its (their) progeny portions, and derivatives thereof (hereinafter "Materials"), we request that you and an authorized official of your institution sign, date, and return this letter agreement to us.

       Material(s) identification:

       Acceptance of the Material(s) by your institution confirms your agreement to the following conditions:

       1. This agreement and the resulting transfer of the Material(s) constitute a nonexclusive license to use the Material(s) for nonprofit, nonclinical research purposes only as described in Appendix A. The Material(s) will not be used in humans and will be stored, used, and disposed of in accordance with applicable law and regulations. The Material(s) will not be used for research for any commercial purpose or in research sponsored by a commercial entity. This agreement is not assignable and the Material(s) may not be transferred to another party.

        2. You are free to publish your work involving this Material(s). You agree to provide JHU with a copy of any publication which contains results obtained from use of the Material(s).

        3. JHU makes no representations whatsoever as to the Material(s). They are experimental in nature and are provided WITHOUT WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER WARRANTY, EXPRESS OR IMPLIED. JHU MAKES NO REPRESENTATION OR WARRANTY THAT THE USE OF THE MATERIAL(S) WILL NOT INFRINGE ANY PATENT OR OTHER PROPRIETARY RIGHT.

        4. Except where precluded by Federal law and to the extent allowed by State law, you and your institution agree to defend, indemnify, and hold harmless JHU, its trustees, officers, employees, and agents from any loss, claim, damage, or liability, of any kind whatsoever, which may arise from you or your institution's use, storage, or disposal of the Material(s) or any other material that could not have been made but for the Material(s), except to the extent such arise due to the gross negligence of JHU.

       To indicate you and your institution's agreement to these conditions, you and an authorized official should sign and date this letter in the spaces indicated below and return it to me. If you have any questions concerning this agreement, you may call me at 410-955-4666.

Sincerely,



Francis J. Meyer, Ph.D.
Assistant Dean for Technology Licensing

FJM:



Signature: ____________________________________
            (Recipient Investigator Signature)

           Name:
           Title:
           Date:



RECIPIENT INSTITUTION'S AUTHORIZED OFFICIAL

An Authorized Signature is that of an Institutional Official or Company Officer specifically authorized to execute documents of this type on behalf of the Institution.

Institution/Company: ________________________

Signature: __________________________________
           Name:
           Title:
           Date: